EXECUTION VERSION

EXHIBIT 4.24

ASSIGNMENT AND CONVEYANCE OF OVERRIDING ROYALTY INTEREST

SONORAN ENERGY, INC., a Washington corporation ("Assignor"), whose address is 14180 Dallas Parkway, Suite 400, Dallas, Texas 75224, for and in consideration of the sum of ONE HUNDRED DOLLARS ($100.00), cash in hand paid (the receipt of which is hereby acknowledged) to Assignor by STANDARD BANK PLC, a company organized under the laws of England and Wales ("Assignee"), whose address is 5th Floor, Cannon Bridge House, 25 Dowgate Hill, London EC4R 2SB, United Kingdom, pursuant to that certain Credit Agreement among Sonoran Energy, Inc., the various subsidiaries party thereto, the Lenders party thereto, and Assignee, dated November 29, 2007 ("Credit Agreement"), does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, and CONVEY unto Assignee effective as of the earlier of (i) November 29, 2010, and (ii) the amendment or termination of the Credit Agreement (the "Effective Date"), an overriding royalty interest of 2% of all the oil, gas, other hydrocarbons, and minerals produced, saved, and sold, if, as, and when produced, saved, and sold from the lands set out in and covered by the oil and gas leases ("Leases") described on Exhibit A attached hereto (the "Subject Properties") as to all lands and depths described in the Subject Properties (the "Overriding Royalty Interest").

TO HAVE AND TO HOLD the Overriding Royalty Interest, together with a proportionate interest in all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the following terms and conditions:

1.

In addition to the specific interests set forth on Exhibit A, the Subject Properties also include (a) all interests in and to the Leases that are now held by Assignor; (b) all interests that are acquired by Assignor in the Leases after the date of execution of this Assignment and Conveyance of Overriding Royalty Interest ("Assignment"); (c) all extensions, renewals, or replacements of any of the Leases set forth in Exhibit A affecting any portion of the lands covered thereby that are obtained by Assignor within one year following the termination or expiration of a particular Lease; and (d) all of the interests, property and rights described in the preceding clauses (a), (b), and (c):

(i)

as the same may be enlarged or diminished by the provisions of the Leases, any unitization or pooling agreement or order, operating agreement, division order, transfer order, or any other similar contract, instrument, or order, whether recorded or unrecorded and whether or not described in Exhibit A, and all contracts, instruments, and orders supplemental thereto, amendatory thereof, or in substitution therefor, insofar as the same relate to such interests, as well as any rights, titles, claims, or interests in and to such interests that Assignor now has or may hereafter obtain with respect to the interests (including production attributable thereto) of non-consenting parties under the non-consent provisions contained in any operating agreement, unit operating agreement, contract for development, or similar instrument to which such interests are or may become subject;

(ii)

as the same may be enlarged by the removal, whether by expiration or otherwise, or any leases, servitudes, charges, or encumbrances to which such interests are subject; and

(iii)

as the same may be diminished by abandonment or surrender thereof in accordance with this Assignment.

2.

The Overriding Royalty Interest shall be proportionately reduced to the extent, as of the Effective Date, Assignor owns less than 100% of the leasehold interest under the Subject Properties, or in the event the Subject Properties cover less than the full fee mineral estate. The Overriding

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EXECUTION VERSION

Royalty Interest is subject to all applicable laws, rules, regulations and orders of any applicable governmental authorities.

3.

The Overriding Royalty Interest conveyed hereby is a non-operating, non-expense-bearing overriding royalty interest in real property, free of all cost, risk and expense of production, operations and delivery including all drilling, developing, operating, marketing and transportation costs and expenses, provided that Assignee shall bear and pay its proportionate share of all production and ad valorem taxes that may now or hereafter may be applicable to the Overriding Royalty Interest conveyed to Assignee or the production attributable thereto.  The Overriding Royalty Interest shall be free of all costs, expenses, and liabilities associated with operating the Subject Properties, but may be subject to its proportionate share of shrinkage, lease use, or processing costs incurred by Assignor in the sale of production.

4.

Subject to prior calls on production or other such commitments existing as of the date hereof, Assignee may elect to take the Overriding Royalty Interest in kind by giving Assignor at least 30 days advance written notice.  If Assignee elects to take the Overriding Royalty Interest in kind, (a) then as between Assignor and Assignee, Assignor shall be in exclusive control and possession of the hydrocarbons produced related to the Overriding Royalty Interest delivered hereunder and responsible for any loss, damage, or injury caused thereby until the same shall have been delivered to Assignee at the agreed delivery point for such hydrocarbons, after which delivery Assignee shall be deemed to be in exclusive control and possession thereof and responsible for any loss, damage, or injury, caused thereby, and (b) Assignee shall bear its share of the costs of construction of oil storage tanks on the Subject Properties and to the extent necessary, the construction, maintenance, operation, and repair, of pipelines, metering stations, and any and all other facilities and appurtenances necessary or useful related to the receipt, transportation, measurement, treatment, and marketing of the Overriding Royalty Interest.  To the extent it has the right to do so, Assignor hereby grants to Assignee easements and rights-of-way over and across the Subject Properties and lands pooled, communitized and/or unitized therewith, together with rights of ingress and egress, for the purposes of receiving, accepting, and taking the Overriding Royalty Interest.

5.

Assignor warrants and represents that (a) the Leases covering the Subject Properties are valid and subsisting oil and gas leases covering the lands described therein; and (b) Assignor's ownership of the Subject Properties entitles Assignor to a share of all hydrocarbons produced from or attributable to each well on the Subject Properties, and of the proceeds of such production, which is not less than the Net Revenue Interest set forth on Exhibit A, and obligates Assignor to pay a share of all costs of operation and development of the Subject Properties which is not greater than the Working Interest set forth on Exhibit A, unless there is a corresponding and proportionate increase in the Net Revenue Interest set forth in Exhibit A associated therewith.  Assignor hereby binds Assignor and Assignor's legal representatives, successors, and assigns to warrant and forever defend the title to the Overriding Royalty Interest and the hydrocarbons produced therefrom unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor but not otherwise.

6.

Assignor shall act as a reasonable and prudent operator in maintaining and operating the Subject Properties.  Assignor specifically agrees to use its commercially reasonable best efforts, consistent with the standards of a reasonable and prudent operator, to keep and perform all of the terms, conditions, and covenants, express and implied, of the Leases or imposed by other parties or governmental authorities to be kept and performed by the lessee thereunder and shall give Assignee the benefit of each such express and implied covenant.  Assignor may obtain from the

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lessors of the Leases such modification agreements or time extensions as Assignor may elect, provided, however, that no such modification agreements or time extensions shall reduce the amount of Overriding Royalty Interest payments to Assignee or prejudice Assignee's rights in any material respect.  Assignor shall have the right to pool, unitize, or otherwise combine the Subject Properties, or any part thereof, with other lands and leases into voluntary units, or into units as established by any governmental authority having jurisdiction, and if the Subject Properties, or any part thereof, are pooled or unitized, the Overriding Royalty Interest shall be reduced in the proportion that the acreage burdened by the Overriding Royalty Interest bears to all the acreage included in any such pooled unit.  Assignor shall conduct and carry on, or cause to be conducted and carried on, all operations respecting the Leases with reasonable and prudent business judgment and in accordance with good oil and gas field practices and to cause every well within the lands covered by the Leases to be operated in a good, prudent, and workmanlike manner, and all improvements and equipment necessary or useful to the operation of the same to be provided and all to be done that a reasonably prudent operator would do, including cleaning, out, reconditioning, plugging back, or deepening operations where necessary.  Without Assignee's prior written consent, Assignor shall not terminate any of the Leases nor surrender or release any of the lands covered thereby except (a) in connection with the abandonment of a well in compliance with this section or (b) pursuant to an operating agreement or other obligation of Assignor under an order of forced pooling.  The expiration of a Lease in accordance with its terms (other than by termination, surrender, or release by Assignor) shall not be considered to be a voluntary surrender or termination thereof.  Notwithstanding the foregoing, Assignee shall not have any right or power to (x) participate in any decisions respecting drilling or operations on the Subject Properties (other than those set forth in Section 4 hereof), (y) remove or seek to remove operator from its position as operator, or (z) conduct operations with respect to any of the Subject Properties.  The preceding sentence shall not affect or impair the rights of Assignee or its affiliates acting pursuant to the Credit Agreement.

7.

Unless otherwise instructed in writing by Assignee or unless Assignee elects to take the Overriding Royalty Interest in kind, Assignor shall, for the account of Assignee and as Assignee's agent, in trust, collect the proceeds of production with respect to the Subject Properties operated by Assignor from all purchasers under production sales agreements and remit amounts owing to Assignee.  To the extent permitted by production sales agreements, Assignor shall cause to be prepared and executed such division orders, transfer orders, or instructions in lieu thereof as may be reasonably required from time to time by Assignee with respect to any of the Subject Properties to cause payments in respect of the Overriding Royalty Interest to be made directly to Assignee, and Assignee may at any time deliver such division orders, transfer orders, or instructions in lieu thereof to purchasers or production in order that payment will thereafter be made directly to Assignee.  Payments in respect of the Overriding Royalty Interest are to be made by Assignor to Assignee within one month following Assignor's receipt of proceeds from the applicable purchaser of production, in any event, however, within 60 days of the end of the month in which oil and other liquid hydrocarbon production occurs, and within 90 days after the end of the month in which gas hydrocarbon production occurs.

8.

Promptly following the Effective Date, Assignor and Assignee will execute a Stipulation of Interest Agreement that the Overriding Royalty Interest has become effective, and Assignor will cause such Stipulation of Interest Agreement to be filed of record in each county and parish in which the Subject Properties are located.

9.

At any time after November 30, 2007, Assignor shall have the right, but not the obligation to repurchase all, but not less than all, of the Overriding Royalty Interest granted herein at a price (the "Repurchase Price") equal to 2% of the Total Proved Reserves Value (as defined below) of

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Assignor's proved reserves.  "Total Proved Reserves Value" means, as of the date of determination, the present value (applying a 10% discount rate) of the estimated future net revenues attributable to the production of oil or gas (measured by volume unit or Btu equivalent) from the proved reserves attributable to the Subject Properties, as determined by a reservoir engineering firm selected by Assignee (the "Reservoir Engineer") less (i) 20% of the present value attributed to proved developed non-producing reserves and (ii) 50% of the present value attributed to proved undeveloped reserves.  The Total Proved Reserves Value shall be determined using the following: (y) for proved oil reserves, the average daily price for West Texas Intermediate crude oil quoted on the New York Mercantile Exchange ("NYMEX") for the three months preceding the Notice (as defined in the immediately following paragraph), adjusted for location and quality differentials; and (z) for proved natural gas reserves, the average daily price at Henry Hub (onshore south Louisiana) quoted on the NYMEX for the three months preceding the Notice, adjusted for quality and location differentials.

If Assignor exercises its right to repurchase the Overriding Royalty Interest, Assignor shall notify Assignee in writing (the "Notice") 30 days prior to the anticipated date of repurchase (the "Repurchase Date").  Upon receipt of the Notice, Assignee shall notify the Reservoir Engineer of Assignor's election to repurchase, and each of Assignor and Assignee will cooperate to provide information requested by the Reservoir Engineer for its calculation of the Total Proved Reserves Value and the Repurchase Price.  At least five days prior to the Repurchase Date, the Reservoir Engineer will deliver to each of Assignor and Assignee the Total Proved Reserves Value and the Repurchase Price along with information evidencing the manner in which each was calculated.  On the Repurchase Date, Assignor will deliver to Assignee the Repurchase Price via wire transfer in immediately available funds to an account designed by Assignee and each of Assignor and Assignee will execute an assignment and reconveyance of the Overriding Royalty Interest whereby Assignee will reconvey the Overriding Royalty Interest to Assignor.

10.

Notwithstanding anything else to the contrary herein, the Overriding Royalty Interest does not include any right, title, or interest in and to any personal property, fixtures, equipment, or facilities now or hereafter placed on the Subject Interests and is exclusively a non-operating interest carved from the Subject Interests.

11.

This Assignment and all agreements and covenants between the parties contained herein shall extend and be binding upon their respective successors and assigns.

12.

Any future interests created by this Assignment that are determined to be subject to the Rule against Perpetuities shall, if they have not therefore vested, be extinguished upon the date that is 21 years less one day since the death of the last survivor of Queen Elizabeth II of the United Kingdom and Phillip Mountbatten, Duke of Edinburgh, and their children and grandchildren who are living at the date of the execution of this Assignment.

13.

This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one conveyance.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Assignment is executed this 29th day of November, 2007.

ASSIGNOR:

SONORAN ENERGY, INC.

By:

Peter Rosenthal

President

ASSIGNEE:

STANDARD BANK PLC

By:

Name:

Title:

Signature Page

Assignment and Conveyance of Overriding Royalty Interest

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THE STATE OF TEXAS

§

§
COUNTY OF DALLAS

§

This instrument was acknowledged before me on this __ day of November, 2007, by Peter Rosenthal, as President of Sonoran Energy, Inc., a Washington corporation, on behalf of said corporation.

Notary Public in and for the

State of Texas

[SEAL]

THE STATE OF NEW YORK

§

§

COUNTY OF NEW YORK

§

This instrument was acknowledged before me on this __ day of November, 2007, by __________, as __________ of Standard Bank, Plc, a company organized under the laws of England and Wales, on behalf of said company.

_____________________________________

Notary Public

New York County, New York

Acting in the County of New York

My commission expires:__________________

[SEAL]

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EXHIBIT A

OIL AND GAS LEASES COMPRISING SUBJECT PROPERTIES

List of Properties

1.

Depth limitations, unit designations, unit tract descriptions and percentages, decimals or fractions of undivided leasehold interests, well names, "Operating Interests", "Working Interests" and "Net Revenue Interests" contained in this Exhibit A and the listing of any percentage, decimal or fractional interest in this Exhibit A shall not be deemed to limit or otherwise diminish the interests being conveyed.

2.

Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular lease.  This instrument is not limited to the land described in Exhibit A but is intended to cover the entire interest of the Assignor in any lease described in Exhibit A even if such interest relates to land not described in Exhibit A.  Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A.  To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

3.

References in Exhibit A to instruments on file in the public records are made for all purposes.  Unless provided otherwise, all recording references in Exhibit A are to the official real property records of the county or counties in which the property is located and in which records of such documents are or in the past have been customarily recorded, whether Conveyance Records, Oil and Gas Records, Oil and Gas Lease Records or other records.

4.

A statement herein that a certain interest described herein is subject to the terms of certain described or referred to agreements, instruments or other matters shall not operate to subject such interest to any such agreement, instrument or other matter except to the extent that such agreement, instrument or matter is otherwise valid and presently subsisting nor shall such statement be deemed to constitute a recognition by the parties hereto that any such agreement, instrument or other matter is valid and presently subsisting.

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SMITH COUNTY LEASES

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43. Oil and Gas Lease dated October 4, 1973 from H.L. Whisenant, et ux to Peyton McKnight, recorded in Volume 1477, Page 732 of the Deed Records of Smith County, Texas.

44. Oil and Gas Lease dated December 10, 1973 from Leon Ekman, et al to Peyton McKnight, recorded in Volume 1477, Page 735 of the Deed Records of Smith County, Texas.

45. Oil and Gas Lease dated September 19, 1978 from Teresa Diane Owens to Peyton McKnight, recorded in Volume 1701, Page 826 of the Deed Records of Smith County, Texas.

46. Oil and Gas Lease dated September 27, 1978 from Lana Kay Lee to Peyton McKnight, recorded in Volume 1703, Page 12 of the Deed Records of Smith County, Texas.

47. Oil and Gas Lease dated July 2, 1980 from Jean Nesbitt Shemits to Arcadia Refining Co., recorded in Volume 1815, Page 749 of the Deed Records of Smith County, Texas.

48. Oil and Gas Lease dated October 10, 1973 from Raymond D. Payne, et ux to Peyton McKnight, recorded in Volume 1477, Page 695 of the Deed Records of Smith County, Texas.

49. Oil and Gas Lease dated October 10, 1973 from Mary Laverne Lee to Peyton McKnight, recorded in Volume 1477, Page 669 of the Deed Records of Smith County, Texas.

50. Oil and Gas Lease dated November 1, 1973 from Margaret L. Morris, et vir to Peyton McKnight, recorded in Volume 1477, Page 681 of the Deed Records of Smith County, Texas.

51. Oil and Gas Lease dated November 1, 1973 from Harris B. Lloyd to Peyton McKnight, recorded in Volume 1477, Page 675 of the Deed Records of Smith County, Texas.

52. Oil and Gas Lease dated November 1, 1973 from Sue Catherine Sims, et vir to Peyton McKnight, recorded in Volume 1477, Page 706 of the Deed Records of Smith County, Texas.

53. Oil and Gas Lease dated November 1, 1973 from Judith Lloyd Campbell, et vir to Peyton McKnight, recorded in Volume 1477, Page 632 of the Deed Records of Smith County, Texas.

54. Oil and Gas Lease dated November 1, 1973 from James E. Lloyd, Jr., to Peyton McKnight, recorded in Volume 1477, Page 671 of the Deed Records of Smith County, Texas.

55. Oil and Gas Lease dated November 6, 1973 from Dale E. Lloyd to Peyton McKnight, recorded in Volume 1477, Page 673 of the Deed Records of Smith County, Texas.

56. Oil and Gas Lease dated October 6, 1973 from Evelyn R. Hayes to Peyton McKnight, recorded in Volume 1477, Page 657 of the Deed Records of Smith County, Texas.

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57. Oil and Gas Lease dated August 29, 1978 from Fred Negem to Peyton McKnight, recorded in Volume 1704, Page 246 of the Deed Records of Smith County, Texas.

58. Oil and Gas Lease dated August 29, 1978 from Mary Negem George, et vir to Peyton McKnight, recorded in Volume 1702, Page 791 of the Deed Records of Smith County, Texas.

59. Oil and Gas Lease dated August 29, 1978 from Mollie Eltife to Peyton McKnight, recorded in Volume 1702, Page 794 of the Deed Records of Smith County, Texas.

60. Oil and Gas Lease dated August 29, 1978 from Jimmy D. Negem to Peyton McKnight, recorded in Volume 1702, Page 785 of the Deed Records of Smith County, Texas.

61. Oil and Gas Lease dated August 29, 1978 from Lillie Negem, et al to Peyton McKnight, recorded in Volume 1702, Page 797 of the Deed Records of Smith County, Texas.

62. Oil and Gas Lease dated August 29, 1978 from Elizabeth Fox, et vir to Peyton McKnight, recorded in Volume 1702, Page 788 of the Deed Records of Smith County, Texas.

63. Oil and Gas Lease dated November 1 1973 from Mary McDaniel to Peyton McKnight, recorded in Volume 1477, Page 685 of the Deed Records of Smith County, Texas.

64. Oil and Gas Lease dated October 2, 1973 from Ira L. Moore, et al to Peyton McKnight, recorded in Volume 1477, Page 683 of the Deed Records of Smith County, Texas.

65. Oil and Gas Lease dated August 18, 1978 from Jerry W. Green, et ux to Ernest Starkey, Jr., recorded in Volume 1700, Page 85 of the Deed Records of Smith County, Texas.

66. Oil and Gas Lease dated August 18, 1978 from Clyde L. Gilley, et ux to Bruce Wilder, recorded in Volume 1700, Page 41 of the Deed Records of Smith County, Texas.

67. Oil and Gas Lease dated September 5, 1978 from Ronald Berry, et ux to Peyton McKnight, recorded in Volume 1699, Page 96 of the Deed Records of Smith County, Texas.

68. Oil and Gas Lease dated August 24, 1978 from Jim Smiley, et ux to Thomas H. Walker, recorded in Volume 1697, Page 568 of the Deed Records of Smith County, Texas.

69. Oil and Gas Lease dated August 9, 1978 from R.C. Yancy, et ux to Peyton McKnight, recorded in Volume 1584, Page 872 of the Deed Records of Smith County, Texas.

70. Oil and Gas Lease dated August 8, 1978 from Jerry Wesley Green, et ux to Ernest Starkey, Jr., recorded in Volume 1694, Page 624 of the Deed Records of Smith County, Texas.

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71. Oil and Gas Lease dated September 2, 1978 from Jim Smiley, et ux to Peyton McKnight, recorded in Volume 1699, Page 98 of the Deed Records of Smith County, Texas.

72. Oil and Gas Lease dated August 8, 1978 from James L. Lassier, et ux to Peyton McKnight, recorded in Volume 1694, Page 636 of the Deed Records of Smith County, Texas.

73. Oil and Gas Lease dated September 12, 1978 from Herbert Merlin Corder, et ux to Peyton McKnight, recorded in Volume 1700, Page 533 of the Deed Records of Smith County, Texas.

74. Oil and Gas Lease dated December 27, 1973 from Nolan D. Sluder, et ux to John Zoller, recorded in Volume 1477, Page 703 of the Deed Records of Smith County, Texas.

75. Oil and Gas Lease dated August 9, 1978 from Derrell K. Bledsoe, et ux to Ernest Starkey, Jr., recorded in Volume 1694, Page 622 of the Deed Records of Smith County, Texas.

76. Oil and Gas Lease dated August 10, 1978 from Hildegarde Lindsey to Peyton McKnight, recorded in Volume 1699, Page 209 of the Deed Records of Smith County, Texas.

77. Oil and Gas Lease dated August 10, 1978 from Marianne Lindsey Greene to Peyton McKnight, recorded in Volume 1699, Page 213 of the Deed Records of Smith County, Texas.

78. Oil and Gas Lease dated August 10, 1978 from Helen Rose Shamblin to Peyton McKnight, recorded in Volume 1695, Page 426 of the Deed Records of Smith County, Texas.

79. Oil and Gas Lease dated November 8, 1978 from Truman A. York to Peyton McKnight, recorded by File # 34231 of the Deed Records of Smith County, Texas.

80. Oil and Gas Lease dated October 18, 1978 from Thelma Jeane Walker to William H. Power, recorded in Volume 1715, Page 171 of the Deed Records of Smith County, Texas.

81. Oil and Gas Lease dated October 18, 1978 from Glenda Fay Rape to William H. Power, recorded in Volume 1715, Page 175 of the Deed Records of Smith County, Texas.

82. Oil and Gas Lease dated October 18, 1978 from Bernice Tomlin Woods to William H. Power, recorded in Volume 1715, Page 179 of the Deed Records of Smith County, Texas.

83. Oil and Gas Lease dated October 18, 1978 from Betty Louise Bishop to William H. Power, recorded in Volume 1715, Page 167 of the Deed Records of Smith County, Texas.

84. Oil and Gas Lease dated May 18, 1977 from Mollie Joe Wyatt, et vir to Arcadia Refining Co., recorded in Volume 1657, Page 866 of the Deed Records of Smith County, Texas.

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85. Oil and Gas Lease dated May 18, 1977 from Lynn P. White, et ux to Arcadia Refining Co., recorded in Volume 1657, Page 864 of the Deed Records of Smith County, Texas.

86. Oil and Gas Lease dated May 16, 1977 from Joe I. Walker, et ux to Arcadia Refining Co., recorded in Volume 1657, Page 859 of the Deed Records of Smith County, Texas.

87. Oil and Gas Lease dated May 18, 1977 from Helen Christine Wein, et vir to Arcadia Refining Co., recorded in Volume 1657, Page 870 of the Deed Records of Smith County, Texas.

88. Oil and Gas Lease dated May 21, 1977 from Bettie Darlene Crossland, et vir to Arcadia Refining Co., recorded in Volume 1658, Page 1 of the Deed Records of Smith County, Texas.

89. Oil and Gas Lease dated May 23, 1977 from Paul R. Lam, et ux to Arcadia Refining Co., recorded in Volume 1658, Page 3 of the Deed Records of Smith County, Texas.

90. Oil and Gas Lease dated May 23, 1977 from John C. Lam, et ux to Arcadia Refining Co., recorded in Volume 1658, Page 6 of the Deed Records of Smith County, Texas.

91. Oil and Gas Lease dated May 18, 1977 from Mary Laverne Lee to Arcadia Refining Co., recorded in Volume 1657, Page 862 of the Deed Records of Smith County, Texas.

92. Oil and Gas Lease dated June 1, 1977 from Lana Kay Lee to Arcadia Refining Co., recorded in Volume 1658, Page 8 of the Deed Records of Smith County, Texas.

93. Oil and Gas Lease dated April 7, 1978 from H.L. Paul, et al to Jerry L. Coker, recorded in Volume 1680, Page 211 of the Deed Records of Smith County, Texas.

94. Oil and Gas Lease dated September 16, 1978 from Elbert Beddingfield, et ux to Jerry L. Coker, recorded in Volume 1708, Page 777 of the Deed Records of Smith County, Texas.

95. Oil and Gas Lease dated October 18, 1979 from Kelly Springfield Tire Co., et al to Jerry L. Coker, recorded in Volume 1766, Page 63 of the Deed Records of Smith County, Texas.

96. Oil and Gas Lease dated November 14, 1978 from W.W. Trest to Jerry L. Coker, recorded in Volume 1719, Page 138 of the Deed Records of Smith County, Texas.

97. Oil and Gas Lease dated November 14, 1978 from Merlene E. Trest to Jerry L. Coker, recorded in Volume 1719, Page 136 of the Deed Records of Smith County, Texas.

98. Oil and Gas Lease dated December 8, 1978 from Kelly Springfield Tire Co., et al, recorded in Volume 1719, Page 695 of the Deed Records of Smith County, Texas.

99. Oil and Gas Lease dated October 25, 1978 from Joe I. Walker, et ux to Jerry L. Coker, recorded in Volume 1708, Page 786 of the Deed Records of Smith County, Texas.

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100. Oil and Gas Lease dated April 3, 1978 from Billy Reed Null, et ux to Jerry L. Coker, recorded in Volume 1680, Page 200 of the Deed Records of Smith County, Texas.

101. Oil and Gas Lease dated May 18, 1977 from H.L. Whisenant, et al to Arcadia Refining Co., recorded in Volume 1657, Page 868 of the Deed Records of Smith County, Texas.

102. Oil and Gas Lease dated October 23, 1978 from Tyler Industrial Foundation to Jerry L. Coker, recorded in Volume 1708, Page 770 of the Deed Records of Smith County, Texas.

103. Oil and Gas Lease dated August 8, 1978 from Ronald W. Paul to Jerry L. Coker, recorded in Volume 1696, Page 793 of the Deed Records of Smith County, Texas.

104. Oil and Gas Lease dated October 25, 1978 from Richard E. Dickerson, et ux to Jerry L. Coker, recorded in Volume 1708, Page 791 of the Deed Records of Smith County, Texas.

105. Oil and Gas Lease dated April 6, 1978 from Elizabeth O. Lawrence, et al to Jerry L. Coker, recorded in Volume 1680, Page 208 of the Deed Records of Smith County, Texas.

106. Oil and Gas Lease dated April 7, 1978 from Dorothy White Whalen, et al to Jerry L. Coker, recorded in Volume 1680, Page 228 of the Deed Records of Smith County, Texas.

107. Oil and Gas Lease dated April 4, 1978 from Pollard Royalty Trust to Jerry L. Coker, recorded in Volume 1680, Page 196 of the Deed Records of Smith County, Texas.

108. Oil and Gas Lease dated June 6, 1978 from Lewellen Nesbit Crittenden to Jerry L. Coker, recorded in Volume 1687, Page 147 of the Deed Records of Smith County, Texas.

109. Oil and Gas Lease dated June 6, 1978 from Anna Nesbitt Groah to Jerry L. Coker, recorded in Volume 1687, Page 151 of the Deed Records of Smith County, Texas.

110. Oil and Gas Lease dated June 6, 1978 from Rachel Nesbitt Davidsaver to Jerry L. Coker, recorded in Volume 1701, Page 797 of the Deed Records of Smith County, Texas.

111. Oil and Gas Lease dated July 2, 1980 from Wallace Nesbitt to Arcadia Refining Co., recorded in Volume 1815, Page 751 of the Deed Records of Smith County, Texas.

112. Oil and Gas Lease dated July 20, 1980 from Jean Nesbitt Shemitis to Arcadia Refining Co., recorded in Volume 1815, Page 749 of the Deed Records of Smith County, Texas.

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SMITH COUNTY

WELL/UNIT	WORKING INTEREST	NET REVENUE INTEREST
Ann McKnight Unit	0.39000000	0.31220000

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WOOD COUNTY LEASES

1.

Oil and Gas Lease dated July 12, 1991 from Lois Earlene Harris, et al to Rippy Oil Company, recorded in Volume 1248, Page 285 of the Deed Records of Wood County, Texas.

2.

Oil and Gas Lease dated July 12, 1991 from Marilyn Pate Broadford to Rippy Oil Company, recorded in Volume 1248, Page 288 of the Deed Records of Wood County, Texas.

3.

Oil and Gas Lease dated July 18, 1991 from Seletha Bailey to Rippy Oil Company, recorded in Volume 1248, Page 616 of the Deed Records of Wood County, Texas.

4.

Oil and Gas Lease dated March 22, 1990 from Johnie W. Wells to Hunt Petroleum Corp., recorded in Volume 1197, Page 112 of the Deed Records of Wood County, Texas.

5.

Oil and Gas Lease dated November 22, 1988 from Wells Land and Cattle Company to Hunt Petroleum Corp., recorded in Volume 1144, Page 897 of the Deed Records of Wood County, Texas.

6.

Oil and Gas Lease dated January 13, 1992 from Wells Land and Cattle Company, Inc. to Pedernales Oil Corp., recorded in Volume 1283, Page 513 of the Deed Records of Wood County, Texas.

WOOD COUNTY

WELL/UNIT	WORKING INTEREST	NET REVENUE INTEREST
Seletha Bailey #1	0.93774197	0.72094125
Marilyn Bradford #1	0.98500000	0.76830000
J. W. Wells (Horizontal) #2	0.98500000	0.71905000
J. W. Wells #2	1.00000000	0.73000000

STANDARD BANK – TX ORR

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TOM GREEN COUNTY LEASES

1.

Oil and Gas Lease covering depths below 2,000 feet to top of the Strawn sand in each well dated December 1, 2006 from The Trustees of The Angie Carr Brown Trust and The Trustees of The Kenneth W. Brown Testamentary Trust to Sonoran Energy, Inc., recorded by Memorandum of Lease on December 5, 2006 as Instrument No. 622619 in the Official Public Records of Tom Green County, Texas.

2.

Oil and Gas Lease covering the top of the Strawn sand to the bottom of the Strawn sand in each well dated December 1, 2006 from The Trustees of The Angie Carr Brown Trust and The Trustees of The Kenneth W. Brown Testamentary Trust to Sonoran Energy, Inc., recorded by Memorandum of Lease on December 5, 2006 as Instrument No. 622620 in the Official Public Records of Tom Green County, Texas.

TOM GREEN COUNTY

WELL/UNIT	WORKING INTEREST	NET REVENUE INTEREST	RRC/API/DP NUMBER
Depths below 2,000 feet to the top of the Strawn sand in each well	100.00%	68.75% for 1st 24 months and then 61.25% for remaining term of lease
Brown KWB #1 (KWB #50)			45131556
Brown KWB #2 (KWB #66)			45131576
Brown KWB #3 (KWB #44)			45131123
Brown #13			110198
Brown KWB #4 (KWB #42)			45130999
Brown KWB #5 (KWB #48)			45131072
Brown "E"			10354
KWB Unit			13227
KWB (Canyon) Brown A-2C			103012
KWB (Upper Canyon) Brown A-6C			103390
KWB #3			42-451-30978
KWB #10			42-451-31177
KWB #17			42-451-30901
KWB #20			42-451-31261
KWB #21			42-451-31141
KWB #26			42-451-30842
KWB #38			42-451-31561
KWB #39			42-451-30852
KWB #40			42-451-31578
KWB #53			42-451-31243
KWB #62			42-451-31577
KWB #65			42-451-31107
KWB #67			42-451-31616
KWB #70			42-451-31164
KWB #71			42-451-31029
KWB #72			42-451-30939
KWB #82			42-451-31030

STANDARD BANK – TX ORR

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From the top of the Strawn sand to the bottom of the Strawn sand in each well	100.00%	72.00%
Brown KWB #1 (KWB #50)			45131556
Brown KWB #2 (KWB #66)			45131576
Brown KWB #3 (KWB #44)			45131123
Brown #13			110198
Brown KWB #4 (KWB #42)			45130999
Brown KWB #5 (KWB #48)			45131072
Brown "E"			10354
KWB Unit			13227
KWB (Canyon) Brown A-2C			103012
KWB (Upper Canyon) Brown A-6C			103390
KWB #3			42-451-30978
KWB #10			42-451-31177
KWB #17			42-451-30901
KWB #20			42-451-31261
KWB #21			42-451-31141
KWB #26			42-451-30842
KWB #38			42-451-31561
KWB #39			42-451-30852
KWB #40			42-451-31578
KWB #53			42-451-31243
KWB #62			42-451-31577
KWB #65			42-451-31107
KWB #67			42-451-31616
KWB #70			42-451-31164
KWB #71			42-451-31029
KWB #72			42-451-30939
KWB #82			42-451-31030

STANDARD BANK – TX ORR

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REEVES COUNTY LEASES

1.

Oil and Gas Lease, dated July 1, 2006, from James Robert Hill et al to Sonoran Energy, Inc., recorded August 18, 2006, Volume 741, Page 157, in the Official Public Records of Reeves County, Texas.

2.

Oil and Gas Lease, dated July 1, 2006, from H-S Minerals & Realty, Ltd. to Sonoran Energy, Inc., recorded August 18, 2006, Volume 741, Page 151, in the Official Public Records of Reeves County, Texas.

3.

Oil and Gas Lease, dated July 1, 2006, from Hill Investments, Ltd. to Sonoran Energy, Inc., recorded March 27, 2007, Volume 759, Page 444, in the Official Public Records of Reeves County, Texas.

4.

Oil and Gas Lease, dated July 1, 2006, from Dorothy Jean Hill et al to Sonoran Energy, Inc., recorded August 18, 2006, Volume 741, Page 163, in the Official Public Records of Reeves County, Texas.

5.

Oil and Gas Lease, dated July 1, 2006, from Hill Trusts to Sonoran Energy, Inc., recorded March 27, 2007, Volume 759, Page 450, in the Official Public Records of Reeves County, Texas.

6.

Oil and Gas Lease, dated July 1, 2006, from J.J. Meeker to Sonoran Energy, Inc., recorded March 26, 2007, Volume 759, Page 456, in the Official Public Records of Reeves County, Texas.

7.

Oil and Gas Lease, dated March 31, 2007, from Charles R. Meeker Trust to Sonoran Energy, Inc., recorded June 28, 2007, Volume 767, Page 116, in the Official Public Records of Reeves County, Texas.

STANDARD BANK – TX ORR

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